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                                                                 EXHIBIT 10-(17)


[LOGO OF TRANSOCEAN APPEARS HERE]                      TRANSOCEAN OFFSHORE INC.
                                                       4 GREENWAY PLAZA (77046)
                                                       POST OFFICE BOX 2765
                                                       HOUSTON, TEXAS 77252-2765

February 18, 1997


Reidar Lund
Plattformveien 2-4
Tananger, Norway

     Re:  Severance Agreement

Dear Reidar:

You have indicated a desire to leave Transocean Offshore Inc. ("Transocean") in order to pursue other business opportunities. Transocean is appreciative of your dedicated service to the company and wishes to arrange for a smooth transition as well as to provide a business opportunity to you that can hopefully be beneficial to both parties. Accordingly, you and Transocean agree as follows:

  1. You agree to remain as Chief Executive Officer of Transocean ASA until the earlier of (a) a replacement being installed in Tananger or (b) July 1, 1997.

  2. You agree to remain on the Board of Directors of Transocean until your employment with Transocean is terminated under either paragraphs 5 or 7 below. At that time, you will resign from the board.

  3. You agree to use your good faith efforts to assist and support Transocean in restructuring Transocean ASA, in its ongoing business activities and in the resolution of the dispute with Statoil.

  4. You agree to lead the efforts to spin off in a public offering or to otherwise sell or dispose of designated assets of TEC and TPT. In the event that there is a public offering such that there is a new listed company in Norway, you agree to be the Chairman and Chief Executive of this new company ("Spinco").

  5. Transocean agrees that your salary and benefits will remain as present until your employment with Transocean is terminated either (a) when Spinco goes public or (b) the designated assets are sold.
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  6. (a)  If you leave Transocean to go to Spinco, Transocean agrees to pay you a lump sum amount of $500,000. In addition, Transocean confirms that it will honor the arrangements in your Early Retirement Agreement and Supplemental Pension Agreement i.e. you will receive (i) the accrued value of the insurance policies under the Early Retirement Agreement by the transfer of these policies to you and (ii) the company will stop annual premium payments as to the insurance under the Supplemental Pension Agreement and you will get the value of that insurance at the time it would be paid under the Supplemental Pension Agreement based upon the premiums paid to that date. Transocean further agrees that if you leave because Spinco is sold in a public offering, Transocean will reserve 2% of the stock in the initial offering for you and your designated management team.

     (b) If you leave Transocean when the designated assets are sold, then Transocean will pay you a lump sum amount equal to 36 months of your current salary. In addition, Transocean confirms that it will honor the arrangements under the Early Retirement Agreement and Supplemental Pension Agreement as set forth above.

  7. In the event that by December 31, 1997, (a) Spinco is successfully formed and sold in a public offering or (b) the assets are sold and in either event you thus leave Transocean, then the compensation set forth above shall be in lieu of and in full satisfaction of the company's responsibilities as to the compensation you would otherwise be entitled to under your Employment Agreement as supplemented on May 31, 1996. In the event that the spinoff or sale has not occurred by December 31, 1997, then you will leave Transocean as of December 31, 1997 and, as full satisfaction of the company's responsibilities, you will be entitled to the compensation set forth in the May 1996 Supplement to your Employment Agreement (i.e. 36 months of salary plus the insurance benefits in Section 6); provided, however, that Transocean agrees that in that event your future income or salary shall not be deducted from the payment to be made under
2.1 of this supplement to the Employment Agreement.

  Agreed and accepted at Houston, Texas on this 20th day of February 1997.

                                          TRANSOCEAN OFFSHORE INC.

                                           /s/ J. MICHAEL TALBERT
                                          ____________________________________
                                          J. Michael Talbert, Chairman and CEO

                                           /s/ REIDAR LUND
                                          ____________________________________
                                          Reidar Lund